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                                                                   EXHIBIT 10.19


                              EMPLOYMENT AGREEMENT


                  THIS AGREEMENT is made as of February 16, 1998, by and between Pierce & Stevens Corp., a New York corporation (the "Company"), and Michael J. Prude ("Executive").

                  NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                  1. Employment. The Company shall employ Executive, and Executive hereby accepts employment with the Company, upon the terms and conditions set forth in this Agreement for the period beginning on the date hereof and ending as provided in paragraph 4 hereof (the "Employment Period").

                  2. Position and Duties.

                  (a) During the Employment Period, Executive shall serve as the President of the Company and shall have the normal duties, responsibilities and authority of the President, subject to the power of the Board of Directors of the Company (the "Board") to expand or limit such executive duties, responsibilities and authority and to override actions of the President. During the Employment Period, Executive shall render such administrative, financial and other executive and managerial services which are consistent with Executive's position to the Company and its Subsidiaries as the Board may from time to time direct.

                  (b) Executive shall report to the Board, and Executive shall devote his best efforts and his full business time and attention (except for permitted vacation periods and reasonable periods of illness or other incapacity) to the business and affairs of the Company and its Subsidiaries. Executive shall perform his duties and responsibilities to the best of his abilities in a diligent, trustworthy, businesslike and efficient manner.

                  3. Base Salary and Benefits.

                  (a) During the Employment Period, the Parent Partnership shall pay to Executive a base salary equal to $150,000 (the "Base Salary"), subject to review by the Board on an annual basis. The Base Salary shall be payable in regular installments in accordance with the Company's general payroll practices and shall be subject to customary withholding. In addition, during the Employment Period, Executive shall be entitled to participate in all of the Company's employee benefit programs for which senior executive employees of the Company are generally eligible.

                  (b) The Company shall reimburse Executive for all reasonable expenses incurred by him in the course of performing his duties under this Agreement which are consistent with the Company's policies in effect from time to time with respect to travel, entertainment and other business expenses (including fuel, insurance and maintenance for the automobile referenced in (e)


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below), subject to the Company's requirements with respect to reporting and documentation of such expenses.

                  (c) In addition to the Base Salary, Executive will be eligible to earn an annual bonus (the "Bonus") of up to 35% of the Base Salary then in effect pursuant to the Company's then existing bonus plan as adopted by the Board from time to time. The Bonus with respect to each fiscal year during the Employment Period shall be paid no later than the end of the first fiscal quarter of the immediately following fiscal year.

                  (d) During the Employment Period, Executive shall be entitled to such vacation time as the Company customarily provide from time to time to its senior executive employees (but in no event less than four weeks per year), to be taken in accordance with the Company's then current vacation policies.

                  (e) During the Employment Agreement, Executive shall be entitled to receive an automobile allowance of $1,024.25 per month (as adjusted to give effect to any variances in the lease cost) to cover the existing lease cost for a BMW 528 or equivalent automobile.

                  4. Term.

                  (a) Except as otherwise provided in the following sentence, the Employment Period shall end on the third anniversary of the date hereof; provided that (i) the Employment Period shall terminate prior to such date upon Executive's resignation, death or Disability and (ii) the Employment Period may be terminated by the Company at any time prior to such date for Cause (as defined below) or without Cause. Executive shall notify the Company at least 90 days prior to the effective date of Executive's resignation. The Employment Period shall be automatically renewed and extended for successive one year terms beginning on the third anniversary of the date hereof and on each anniversary date thereafter unless the Company or Executive receives within 60 days prior to such anniversary date written notice of an election not to renew the Employment Period as of such anniversary date.

                  (b) If the Employment Period is terminated as a result of a nonrenewal pursuant to paragraph 4(a) above or by the Company without Cause or by Executive with Good Reason, Executive shall be entitled to receive his Base Salary, payable in accordance with the Company's normal payroll practices, and to continue to participate in the Company's health, insurance and disability plans and programs during the one-year period immediately following the termination of the Employment Period (the "Severance Period"); provided that Executive shall be entitled to receive such compensation and benefits during the Severance Period if and only if Executive has complied with and continues to comply with the provisions of paragraphs 5, 6 and 7 hereof. The amounts payable pursuant to this paragraph 4(b) shall be reduced by the amount of any compensation or benefits Executive earns with respect to any other employment during the Severance Period. Upon reasonable request from time to time, Executive shall furnish the Company


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with a true and complete certificate specifying any such compensation due to or received by him during the Severance Period.

                  (c) If the Employment Period is terminated by the Company for Cause or as a result of Executive's Disability or by Executive without Good Reason, Executive shall be entitled to receive the Base Salary through the date of termination and accrued but unpaid vacation in accordance with the policy of the Company and to continue to participate in the Company's health, insurance and disability plans and programs through the date of termination and thereafter only to the extent permitted under the terms of such plans and programs.

                  (d) If the Employment Period is terminated by the Company and the Parent Partnership as a result of Executive's death, Executive (or Executive's designated beneficiary) shall be entitled to receive the Base Salary through the date of termination, a pro rata portion of the Bonus (based on the number of days Executive was employed during the applicable fiscal year), and accrued but unpaid vacation in accordance with the policy of the Company and to continue to participate in the Company's health, insurance and disability plans and programs through the date of termination and thereafter only to the extent permitted under the terms of such plans and programs.

                  (e) Except as otherwise expressly provided herein, all of Executive's rights to salary, employee benefits, fringe benefits and bonuses hereunder (if any) which accrue after the termination of the Employment Period shall cease upon such termination. The Company and its Subsidiaries may offset any loans, cash advances or fixed amounts which Executive owes the Company or its Subsidiaries against any amounts it owes Executive.

                  5. Trade Secret Information. Executive acknowledges that the information, observations and data obtained by him while employed by the Company concerning the business or affairs of the Company or any of its Subsidiaries or Affiliates which the Company or any such Subsidiary or Affiliate considers to be confidential and which is proprietary to the Company or any such Subsidiary or Affiliate ("Trade Secret Information") are the property of the Company or any such Subsidiary or Affiliate. Therefore, Executive agrees that he shall not disclose to any unauthorized Person (except (i) to any entity which shall succeed to the business of the Company or any such Subsidiary or Affiliate, (ii) as may be required in the regular course of business of the Company or any such Subsidiary or Affiliate or (iii) as required by law) or use for his own purposes any Trade Secret Information without the prior written consent of the Board, unless and to the extent that the aforementioned matters become generally known to and available for use by the public or Persons knowledgeable in the Company's industry other than as a result of Executive's acts or omissions which constitute a breach hereof. Executive shall deliver to the Company at the termination of the Employment Period, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Trade Secret Information, Work Product (as


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defined below) or the business of the Company or any such Subsidiary or
Affiliate which he may then possess or have under his control.

                  6. Inventions and Patents. Executive acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which (i) relate to the Company's or any of its Subsidiaries' or Affiliates' actual or anticipated business, research and development or existing or future products or services or (ii) result from any work performed by Executive for the Company and its Subsidiaries and Affiliates, and which are conceived, developed or made by Executive while employed by the Company ("Work Product") belong to the Company or such Subsidiaries or Affiliate; provided that this Section 6 of this Agreement regarding the Company's and its Subsidiaries' and Affiliates' ownership of Work Product does not apply to any invention for which no equipment, supplies, facilities or trade secret information of the Company or any of its Subsidiaries or Affiliates was used and which was developed entirely on Executive's own time, unless (i) the invention relates to the business of the Company or any of its Subsidiaries or Affiliates or to the Company's or any of its Subsidiaries' or Affiliate' actual or demonstrably anticipated research or development or (ii) the invention results from any work performed by Executive for the Company or any of its Subsidiaries or Affiliates. Executive shall promptly disclose such Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after the Employment Period) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

                  7. Non-Compete, Non-Solicitation.

                  (a) In further consideration of the compensation to be paid to Executive hereunder and his exposure to or involvement in the Trade Secret Information, Executive acknowledges that in the course of his employment with the Company, he shall become familiar with trade secrets and other Trade Secret Information concerning the Company and its Subsidiaries and Affiliated and that his services have been and shall be of special, unique and extraordinary value to the Company and its Subsidiaries and Affiliates. Therefore, Executive agrees that, during the Employment Period and for two years thereafter (the "Noncompete Period"), he shall not directly or indirectly own any interest in, manage, control, participate in, consult with, render services for, or in any manner engage in any business competing with the businesses of the Company or its Subsidiaries or Affiliates, as such businesses exist or are in process on the date of the termination of Executive's employment, within any states or geographical regions in which the Company or its Subsidiaries or Affiliates engage or plan to engage in such businesses on the date of the termination of Executive's employment; provided that nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded, so long as Executive has no active participation in the business of such corporation.

                  (b) During the Noncompete Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or any of its




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Subsidiaries or Affiliates to leave the employ of the Company or such
Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or any of its Subsidiaries or Affiliates and any employee thereof, (ii) hire any person who was a management employee of the Company or any of its Subsidiaries or Affiliates at any time during the one-year period prior to the termination of the Employment Period or (iii) induce or attempt to induce any customer, supplier, licensee, licensor, franchisee or other business relation of the Company or any of its Subsidiaries or Affiliates to cease doing business with the Company or such Subsidiaries or Affiliates, or in any way materially interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or Affiliates (including, without limitation, making any negative statements or communications about the Company or its Subsidiaries or Affiliates).

                  (c) If, at the time of enforcement of this paragraph 7, a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Executive agrees that the restrictions contained in this paragraph 7 are reasonable.

                  (d) In the event of any breach or threatened breach by Executive of any of the provisions of this paragraph 7, the Company and its Subsidiaries, in addition and supplementary to other rights and remedies existing in its favor, may apply to any court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions hereof (without posting a bond or other security). In addition, in the event of an alleged breach or violation by Executive of this paragraph 7, the Noncompete Period shall be tolled until such breach or violation has been duly cured.

                  8. Executive's Representations. Executive hereby represents and warrants to the Company that (i) the execution, delivery and performance by Executive of this Agreement and all other agreements contemplated hereby and thereby to which Executive is a party do not and shall not conflict with, breach, violate or cause a default under any contract, agreement, instrument, order, judgment or decree to which Executive is a party or by which he is bound,
(ii) Executive is not a party to or bound by any employment agreement, noncompete agreement or confidentiality agreement with any other person or entity (or if a party to such an agreement, Executive has disclosed the material terms thereof to the Board prior to the execution hereof and promptly after the date hereof shall deliver a copy of such agreement to the Board), and (iii) upon the execution and delivery of this Agreement by the Company, this Agreement shall be the valid and binding obligation of Executive, enforceable in accordance with its terms. Executive hereby acknowledges and represents that (i) he has consulted with independent legal counsel regarding his rights and obligations under this Agreement and that he fully understands the terms and conditions contained herein and (ii) subject to change by the Board at any time, the Company's headquarters are in, and


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substantially all of the services to be performed by Executive for the Company and its Subsidiaries shall be performed in, the State of New York.

                  9. Definitions.

                  "Affiliate" means Sovereign Specialty Chemicals, Inc. and each of its Subsidiaries.

                  "Cause" means (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or Affiliates, (ii) conduct which brings the Company or any of its Subsidiaries or Affiliates into substantial public disgrace or disrepute (including abuse of drugs or alcohol), (iii) substantial and repeated failure to perform duties as reasonably directed by the Board, (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries or Affiliates, (v) any other material breach of this Agreement which is not cured within 15 days after written notice thereof to Executive; provided that a termination of Executive's employment by the Company shall not be deemed a termination for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to and an opportunity for Executive to be heard before the Board) finding that in the good faith opinion of the Board, Executive was guilty of the conduct set forth in any one or more of such clauses.

                  "Disability" means Executive's inability, because of injury, illness or other incapacity to perform the services to the Company or its Subsidiaries contemplated hereby (as determined by the Board in its good faith judgment) for a continuous period of 90 days or for 120 days out of a continuous period of 360 days. Such Disability shall be deemed to have occurred on the 90th consecutive day or the 120th day within the specified period, as applicable.

                  "Good Reason" means (i) the removal without Cause of Executive as the President of the Company or its imposition upon him of substantial additional or different duties which are inconsistent with such position, (ii) either the reduction of Executive's salary or a material reduction of other benefits under any employee benefit plan, program or arrangement of the Company (other than a change that affects all senior executives of the Company) from the level in effect upon Executive's commencement of participation therein or (iii) the relocation of the executive offices of the Company from the Albany, New York metropolitan area.

                  "Subsidiaries" means, with respect to any person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such person or entity or one or more of the other Subsidiaries of such person or entity or a combination thereof, or (ii) if a limited liability company, partnership,


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association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any person or entity or one or more Subsidiaries of such person or entity or a combination thereof. For purposes hereof, a person or persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such person or persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

                  10. Survival. Paragraphs 4 through 18 shall survive and continue in full force in accordance with their terms notwithstanding any termination of the Employment Period.

                  11. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, sent by first class mail, return receipt requested, or sent by reputable overnight courier service (charges prepaid) to the recipient at the address indicated below:

                  Notices to Executive:

                  Michael J. Prude
                  710 Ohio Street
                  Buffalo, NY  14203

                  Notices to the Company and the Parent Partnership:

                  Pierce & Stevens Corp.
                  c/o Sovereign Specialty Chemicals, Inc.
                  Suite 2200
                  225 West Washington Street
                  Chicago, Illinois  60606
                  Attn:    Chief Executive Officer




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                  with copies to:

                  First Capital Corporation of Chicago
                  Three First National Plaza, Suite 1210
                  Chicago, IL 60670
                  Attn:    Carol E. Bramson

                           and

                  Kirkland & Ellis
                  200 East Randolph Drive
                  Chicago, IL 60601
                  Attn:    Edward T. Swan

or such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if mailed, three days after deposit in the U.S. mail and one day after deposit with a reputable overnight courier service.

                  12. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

                  13. Complete Agreement. This Agreement embodies the complete agreement and understanding among the parties and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way (including the Employment Agreement, dated as of August 5, 1997, between Executive and Tanner Chemicals, Inc.).

                  14. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

                  15. Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.


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                  16. Successors and Assigns. This Agreement is intended to
bind and inure to the benefit of and be enforceable by Executive, the Company and their respective heirs, successors and assigns, except that Executive may not assign his rights or delegate his obligations hereunder without the prior written consent of the Company.

                  17. Choice of Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

                  18. Amendment and Waiver. The provisions of this Agreement may be amended or waived only with the prior written consent of the Company and Executive, and no course of conduct or failure or delay in enforcing the provisions of this Agreement shall affect the validity, binding effect or enforceability of this Agreement.

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           IN WITNESS WHEREOF, the parties hereto have executed this Employment
Agreement as of the date first written above.

                             PIERCE & STEVENS CORP.

                             By
                                -----------------------------------------
                                       Robert B. Covalt

                             Its:  Chairman



                             --------------------------------------------
                             MICHAEL J. PRUDE